Exhibit 99.2

RF Monolithics Reports Second Quarter Financial Results

Aggressive Actions Mitigated the Effect of Sales Decline

DALLAS--(BUSINESS WIRE)--April 13, 2009--RF Monolithics, Inc. (NASDAQ:RFMI) today reported sales for the second quarter ended February 28, 2009 of $6.6 million, compared to sales of $13.7 million for the second quarter of the prior year. The Company reported a net loss, calculated in accordance with generally accepted accounting principles (“GAAP”), of $1.5 million or $0.15 per share compared to a GAAP net loss of $102,000 or $0.01 per share for the second quarter of the prior year. Non-GAAP net loss for the quarter, which excludes intangible acquisition expenses, restructuring expenses, and stock compensation expense, was $858,000 or $0.09 per diluted share compared to a non-GAAP net income of $344,000 or $0.03 per diluted share for the prior year’s second quarter.

The Company’s sales during the first six months of fiscal 2009 were $18.0 million compared to $29.5 million for the prior year’s first six months. For the six months ended February 28, 2009, GAAP net loss was $1.5 million or $0.16 per share compared to GAAP net income of $11,000 or $0.00 per diluted share for the same period of the prior year. Non-GAAP net loss was $784,000 or $0.08 per diluted share compared to Non-GAAP net income of $1.1 million or $0.11 per diluted share for the prior year’s first six months.

President and CEO David M. Kirk, commented, “As we expected, the worsening economic situation had a material effect on our performance in the second quarter. Sales dropped 42% from our first quarter with filter sales into the automotive and consumer markets representing over half of the decline. All of our major markets, with the exception of the medical market, contracted this quarter. Sales into the medical market were up both sequentially and comparatively and represented 24% of our total sales. While we expected the decline in the automotive and consumer markets, we had not expected the degree of softness which occurred in our industrial markets. Our strategic focus, over the last few years, to diversify our markets and products has proven to be very successful as our wireless solutions business is currently holding much stronger than our wireless component business.

“In anticipation of the economic crisis affecting our markets, in December we implemented a series of actions to reduce costs significantly. We reduced headcount 36%, imposed salary reductions of 10% and significantly reduced spending across-the-board. We saw the benefit of our new cost structure in the last two months of this quarter with operating expense down over a million dollars. The full benefit of the restructuring is expected in our third quarter.

“In our second quarter, we generated $2.2 million in positive operating cash flow and the proceeds were used to reduce our Wells Fargo debt. This was our third consecutive quarter of positive operating cash flow and has allowed us to pay down our Wells Fargo debt 42% or $4.3 million during this period. At the end of the quarter our total obligation to Wells Fargo was $5.9 million and subsequent to quarter end, the obligation was further reduced to $4.7 million as of March 31, 2009.

“Our operating results for the second quarter resulted in our noncompliance with several financial covenants in our credit agreement with Wells Fargo, as previously announced. Under the terms of the credit agreement Wells Fargo may exercise several rights. The only right exercised to date is an increase of our interest rate by 400 basis points, which was implemented retroactively to March 1, 2009. We continue to have access to available funds under the revolver and continue to work with Wells Fargo toward an amendment to the credit agreement that would bring us back into compliance and more accurately reflect the current economic environment. We have a history of arriving at satisfactory arrangements with Wells Fargo. Until a new agreement is in place; however, we have reclassified the Wells Fargo debt as a current liability rather than a long-term liability on our balance sheet even though the due date remains 2010.

“Earlier today, we entered into a $900,000 real estate mortgage loan secured by our Dallas headquarters facility with ViewPoint Bank. The proceeds were used to pay off our existing term loan and a portion of our revolving line of credit with Wells Fargo. This not only reduces our indebtedness to Wells Fargo further but provides additional liquidity and availability under the revolving line of credit.

“While the global economic climate still is distressed and order visibility continues to be very limited, there does appear to be some stabilization at current business levels, as indicated by our quarterly one-to-one book-to-bill ratio and current backlog levels. With our current, lower cost structure we believe we can sustain our business at these new levels and, with some moderate improvement in the economy, grow it.”

Additional Income Related Details:

  Sales declined 42% from last quarter and 52% from our second quarter of last year.
    This represented a decline from our first to second quarter of 62% for wireless components and 22% for wireless solutions. Thus, we benefited materially from our multi-year efforts to diversify into the wireless solutions business.
    Automotive and consumer market sales declined respectively 54% and 75% sequentially and 68% and 87% comparatively. This correlates to the 68% comparative and sequential decline in wireless component filter sales in the second quarter primarily into the satellite radio application.
    Industrial market sales declined 39% sequentially and 44% comparatively due to slowing demand for wireless modules for industrial surveying and telemetry which were adversely affected by the decline in construction.
    Medical market wireless solution sales grew 15% sequentially and 29% comparatively; and represented 24% of total sales.
    Two of our top five customers, for the second quarter, represent the medical market and one of those customers was our top-ranked customer. This is the first time that a medical market customer has generated the most quarterly sales. The automotive market, which had the top-ranking customer last quarter, was not represented in the top five customers for the current quarter. This demonstrates the effect the economy is having on our historic sales patterns.
  Gross Profit at 34% was down 300 basis points from the last quarter. Manufacturing overhead was spread over significantly lower sales and reflected only two months of cost savings benefits.
  Net loss was $1.5 million, of which $0.5 million was restructuring expense related to our actions to improve profitability.
  Reported non-compliance of several financial covenants of credit agreement. The Company and Wells Fargo are working toward an amendment to the credit agreement that would bring the Company back into compliance.
  Operating cash flow for the quarter was $2.2 million.
  Reduced inventory notwithstanding the 42% drop in sales. Inventory management remains key for the remainder of the year as we balance the need to remain responsive to customers, who are providing reduced order visibility, against lead-time requirements of our suppliers.
  Reduced Wells Fargo debt $2.0 million during the quarter and, subsequent to quarter end, an additional reduction of $1.2 million as of March 31, 2009. Until a new credit agreement is in place, the balance of our Wells Fargo debt is reclassified as a current liability on our balance sheet.

Product Mix for current and comparative quarter sales were:

Wireless Solutions Group	Q2 FY09	Q1 FY09	Q2 FY08
Cirronet Modules	$1.9 Million	$2.8 Million	$2.7 Million
RFM Virtual Wire® & RFIC	$2.5 Million	$2.9 Million	$3.8 Million
Subtotal	$4.4 Million	$5.7 Million	$6.5 Million

Wireless Components Group
Low-power Components	$0.7 Million	$1.2 Million	$2.8 Million
Filter Products	$1.3 Million	$3.9 Million	$3.9 Million
Frequency Control Modules	$0.2 Million	$0.6 Million	$0.5 Million
Subtotal	$2.2 Million	$5.7 Million	$7.2 Million

Total Sales	$6.6 Million	$11.4 Million	$13.7 Million

Market Diversification for current and comparative quarter sales was:

	Q2 FY09*	Q1 FY09*	Q2FY08*
Automotive	18%	22%	26%
Consumer	7%	16%	24%
Industrial	33%	31%	28%
Medical	24%	12%	9%
Telecom	12%	13%	8%
Other**	6%	6%	5%

Geographic Diversification for current and comparative quarter sales was:

	Q2 FY09	Q1FY09	Q2 FY08
North America	55%	45%	52%
Europe	13%	16%	17%
Asia and the rest of the world	32%	39%	31%

*Market classifications involve the Company’s attempt to classify distribution sales which are recognized upon shipment and whose market classification is estimated based upon point-of-sales information provided to the Company by the distributors.

**Other includes the government and those sales through distribution which are not considered material for tracking by market application by RFM’s distributors.

Non-GAAP Financial Measures

We report net income (loss) and income (loss) per share (EPS) on a GAAP basis and non-GAAP basis. We believe that non-GAAP financial measures provide useful supplemental information to investors, offer a better understanding of results of operations as seen through the eyes of management and facilitate comparison to results for prior periods. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results and analyze financial performance without the impact of certain non-cash expenses or unusual items that may obscure trends in our underlying performance. We use these non-GAAP financial measures internally to make strategic decisions, forecast future results and evaluate our financial performance. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP financial measures and may differ from non-GAAP financial measures used by other companies. The presentation of the additional information should not be considered a substitute for net income (loss) or income (loss) per share in accordance with GAAP. Reconciliations of reported net income (loss) and reported income (loss) per share to non-GAAP net income or (loss) and non-GAAP income or (loss) per share respectively are included at the end of this news release.

About RFM:

RF Monolithics, Inc., headquartered in Dallas, Texas, is a provider of solutions-driven, technology-enabled wireless connectivity for a broad range of wireless applications—from individual standard and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine (M2M) technology. For more information on RF Monolithics, Inc., please visit the Company’s website at http://www.RFM.com.

Forward-Looking Statements:

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the plans, objectives, expectations and intentions of RFM and/or its wholly-owned subsidiaries (collectively, the “Company” or “we”) involve risks and uncertainties. Statements containing terms such as “believe,” “expect,” “plan,” “anticipate,” “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision, future financial and operating results. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to economic conditions as related to our customer base, collection of receivables from customers who may be affected by economic conditions, our bankers willingness to work with us in structuring credit facilities as needed, maintaining favorable terms of sales with suppliers, the highly competitive market in which we operate, rapid changes in technologies that may displace products sold by us, declining prices of products, our reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of our products, and changes in our level of sales or profitability, as well as the other risks detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended August 31, 2008. We do not assume any obligation to update any information contained in this release.

Management Conference Call:

RFM will host a conference call, open to the public, today at 5:00 p.m. ET. The public will have the opportunity to listen to the conference call over the Internet or by dialing toll-free 1-877-397-0300, ask to be connected to the RF Monolithics management conference call. Please call 10 minutes prior to scheduled start time. After the conference call, a replay will be available and can be accessed by dialing 1-888-203-1112 (Pass code 8748364). This replay will be active from 7:00 p.m. ET, April 13, 2009, through May 13, 2009.

Internet Access:

To access the conference call via the web, participants should access RFM’s website at www.rfm.com, click on Investor Relations page, at least 10 minutes prior to the call and log in to ensure web browser compatibility.

RFM Financial News Release

RF Monolithics, Inc. and Subsidiaries Condensed Consolidated Statements of Operations - Unaudited (In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2009	2008	2009	2008

Sales	$6,598	$13,731	$ 17,965	$29,498
Cost of sales	4,342	8,279	11,492	18,147
Gross profit	2,256	5,452	6,473	11,351
Research and development	1,046	1,842	2,312	3,631
Sales and marketing	1,140	2,185	2,954	4,381
General and administrative	910	1,066	1,921	2,249
Restructuring and impairment charge (credit)	460	(44)	393	55
Operating expenses	3,556	5,049	7,580	10,316
Income (loss) from operations	(1,300)	403	(1,107)	1,035
Other expense net	(154)	(169)	(327)	(234)
Income (loss) before income taxes	(1,454)	234	(1,434)	801
Income tax expense	8	5	13	13
Net income (loss) from continuing operations	($ 1,462)	229	($1,447)	$788
Net loss from discontinued operations	(31)	(331)	(92)	(777)
Net income (loss)	($1,493)	($102)	($1,539)	$11
Earnings per share:
Basic from continuing operations	($ 0.15)	$0.02	($ 0.15)	$0.08
Basic from discontinued operations	($ 0.00)	($ 0.03)	($ 0.01)	($ 0.08)
Basic earnings per share	($ 0.15)	($ 0.01)	($ 0.16)	$0.00

Diluted from continuing operations	($ 0.15)	$0.02	($ 0.15)	$0.08
Diluted from discontinued operations	($ 0.00)	($ 0.03)	($ 0.01)	($0.08)
Diluted earnings per share	($ 0.15)	($ 0.01)	($ 0.16)	$0.00

Weighted average common shares outstanding:
Basic	9,907	9,585	9,872	9,471
Diluted	9,907	10,386	9,872	10,371

RFM Financial News Release

RF Monolithics, Inc. and Subsidiaries Unaudited Reconciliation of GAAP to Non-GAAP Net Income (In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

GAAP net income (loss)	($ 1,493)	($ 102)	($ 1,539)	$11
Add back:
Amortization of acquisition intangible Assets	76	399	153	797

Stock compensation expense	99	91	209	272
Other:
Restructuring /impairment charge	458	67	450	166
Facility clean-up and consulting	2	162	(7)	162
Net gain on sale of equipment	0	(273)	(50)	(273)
Subtotal other adjustments	460	(44)	393	55
Non-GAAP net income (loss)	($ 858)	$344	($784)	$1,135

Non-GAAP earnings per share:
Basic	($ 0.09)	$0.03	($ 0.08)	$0. 12
Diluted	($ 0.09)	$0.03	($ 0.08)	$0.11

RFM Financial News Release

RF Monolithics, Inc. Unaudited Condensed Consolidated Balance Sheets (In Thousands)
	February 28, 2009	August 31, 2008
ASSETS
Cash and cash equivalents	$819	$1,254
Accounts receivable - net	4,310	8,434
Inventory – net	6,889	9,539
Other current assets	328	265
Assets of discontinued operations	130	174
Total current assets	12,476	19,666
Property and equipment - net	2,671	3,090
Goodwill	556	556

Acquisition intangible assets, net	1,953	2,073
Other assets - net	829	902
Assets of discontinued operations	0	79
Total	$18,485	$26,366
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$10,669	$8,860
Liabilities of discontinued operations	42	321

Other liabilities	314	8,429
Total liabilities	11,025	17,610
Stockholders’ equity	7,460	8,756
Total liabilities and stockholders’ equity	$18,485	$26,366

CONTACT:
RF Monolithics, Inc.
Carol Bivings, 972-448-3795
Director IR
bivings@rfm.com